                                                                    Exhibit 10.1

                                                                  EXECUTION COPY

                                SUPPORT AGREEMENT


                  SUPPORT AGREEMENT, dated as of February 6, 2006 (this "Agreement"), by and among The Walt Disney Company, a Delaware corporation ("TWDC"), ABC Chicago FM Radio, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of TWDC ("Spinco"), Citadel Broadcasting Corporation, a Delaware corporation ("Company"), with respect to Sections 5, 7, 8 and 10 herein only, and Forstmann Little & Co. Equity Partnership-VI, L.P. ("Equity VI"), Forstmann Little & Co. Equity Partnership-VII, L.P. ("Equity VII"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. ("Buyout VII") and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. ("Buyout VIII" and, together, with Equity VI, Equity VII and Buyout VII, the "Principal Stockholders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                               W I T N E S S E T H

                  WHEREAS, TWDC, Spinco, Company and Alphabet Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Company ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), providing for, among other things, the merger of Merger Sub with and into Spinco (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement;

                  WHEREAS, as of the date hereof, Equity VI beneficially owns 34,484,608 shares of Company Common Stock, Equity VII beneficially owns 11,064,880 shares of Company Common Stock, Buyout VII beneficially owns 21,662,812 shares of Company Common Stock and Buyout VIII beneficially owns 9,065,403 (together, the "Company Shares") (such Company Shares, together with any other shares of capital stock of Company acquired by the Principal Stockholders after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares");

                  WHEREAS, simultaneously with the execution hereof each Principal Stockholder shall cause each record holder of such Principal Stockholder's Subject Shares to consent in writing, pursuant to Section 228 of the DGCL, to the issuance of shares of Company Common Stock pursuant to the Merger, the approval of the Merger and the other Transactions to which the Company is a party, without a meeting, without prior notice and without a vote by executing a Principal Stockholder Consent in the form of Exhibit A hereto covering all such record holders' Subject Shares and deliver such Principal Stockholder Consents to the secretary of Company; and

                  WHEREAS, as a condition and inducement to their willingness to enter into the Merger Agreement, TWDC and Spinco have requested that each Principal Stockholder enter into this Agreement and take certain actions set forth herein.


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                  NOW, THEREFORE, in consideration of the foregoing and the
representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                  Section 1. Representations and Warranties of Each Principal Stockholder. Each Principal Stockholder hereby represents and warrants to TWDC and Spinco as follows:

                  (a) Ownership. Each Principal Stockholder is the record and beneficial owner of, and has good and valid title to, the Company Shares set forth opposite such Principal Stockholder's name on Schedule A attached hereto, free and clear of any Encumbrances whatsoever. Each Principal Stockholder does not own, of record or beneficially, any shares of capital stock of Company other than the Subject Shares. Each Principal Stockholder has the sole right to vote such Company Shares, and none of such Company Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Company Shares, except as contemplated by this Agreement.

                  (b) Authority; No Conflict. Each Principal Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Principal Stockholders and constitutes a valid and binding obligation of the Principal Stockholders enforceable against the Principal Stockholders in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) a default under, any provision of any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease, partnership agreement or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to any Principal Stockholder or to any of such Principal Stockholder's property or assets, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

                  (c) No Filings; Consents. Other than as required under the applicable requirements of the Securities Exchange Act of 1934, as amended and including any regulations promulgated thereunder, no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with (i) the execution and delivery by the Principal Stockholders of this Agreement and (ii) the performance by the Principal Stockholders of their respective obligations under this Agreement, including the delivery of the Principal Stockholder Consent by each Principal Stockholder pursuant to Section 3(a) hereof.



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                  (d) Litigation. There is no action, suit, investigation,
complaint or other proceeding pending against any Principal Stockholder or, to the knowledge of the Principal Stockholders, threatened against any Principal Stockholder or any other Person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the exercise by any party or beneficiary of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

                  Section 2. Representations and Warranties of TWDC and Spinco. TWDC and Spinco hereby represent and warrant to the Principal Stockholders that TWDC and Spinco have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each of TWDC and Spinco and constitutes a valid and binding obligation of TWDC and Spinco, enforceable against TWDC and Spinco in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, result in any violation of, or constitute (with or without notice or lapse of time or both) default under, any provisions of the certificate of incorporation or bylaws of TWDC or Spinco or any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise or license or any statute, law, ordinance, rule, regulation, judgment, order, notice or decree applicable to TWDC, Spinco or any of their respective property or assets, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

                  Section 3. Covenants of Each Principal Stockholder. Each Principal Stockholder agrees with TWDC and Spinco as follows:

                  (a) If, for any reason, there is a meeting of the Company Stockholders or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval of stockholders is sought, such Principal Stockholder shall direct the voting of (or cause to be voted) its Subject Shares against (i) any Company Acquisition Proposal, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by Company or any of its Subsidiaries and (ii) any amendment of the certificate of incorporation or bylaws of Company or other proposal or transaction involving Company or any of its Subsidiaries which amendment or other proposal or transaction would or could reasonably be expected to impede, frustrate, prevent, nullify or result in a material breach of any representation, warranty or covenant or any other obligation or agreement of Company under or with respect to, the Merger, the Merger Agreement or any of the Transactions to which the Company is a party or transactions contemplated by this Agreement. Each Principal Stockholder shall not, and shall not permit the record holder of any of its Subject Shares to, commit or agree to take any action inconsistent with the foregoing.



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                  (b) Each Principal Stockholder agrees not to, directly or
indirectly, transfer, sell, assign, exchange, pledge or otherwise dispose of (including by gift) or encumber (collectively, "Transfer") any of the Subject Shares, or to make any offer or agreement relating thereto, at any time prior to the termination of this Agreement, except to any affiliate of such Principal Stockholder who agrees in writing to be bound by the terms of this Agreement as though such affiliate were a party hereto. Furthermore, the Principal Stockholders shall not, except as contemplated by this Agreement, directly or indirectly, grant any proxies or powers of attorney with respect to the Subject Shares, deposit the Subject Shares into a voting trust or enter into a voting agreement or any other arrangement with respect to the Subject Shares and shall not commit or agree to take any of the foregoing actions. In furtherance of the foregoing, each Principal Stockholder agrees that any Transfer in violation of this Agreement shall be null and void and of no force or effect.

                  (c) Each Principal Stockholder shall be deemed to be a representative at all times for purposes of Section 6.4 of the Merger Agreement (regardless of whether such Principal Stockholder is in fact a representative at the relevant time) and shall comply with the terms of Section 6.4(a) of the Merger Agreement.

                  (d) Each Principal Stockholder shall use reasonable efforts to promptly cause the following legend to be conspicuously noted on each certificate representing the Subject Shares:

                  "The shares represented by this certificate are subject to a Support Agreement dated as of February 6, 2006. The Support Agreement restricts the transferability of the shares represented by this certificate."

                  (e) Each Principal Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger, any other transactions contemplated hereby or the Transactions without the written consent of TWDC (which consent shall not be unreasonably withheld or delayed), except as may be required by applicable Law or Order entered against such Principal Stockholder or by obligations pursuant to any listing agreement with any national securities exchange, in which case the Principal Stockholder proposing to issue such press release or order such public announcement shall use its reasonable efforts to consult in good faith with TWDC before making any such public announcements.

                  (f) Each Principal Stockholder hereby consents to and adopts and approves the actions taken by the Company Board of Directors in adopting, approving and declaring advisable this Agreement, the Merger Agreement, the Merger, the issuance of shares of Company Common Stock pursuant to the Merger and the other Transactions contemplated hereby or thereby.

                  Section 4. Principal Stockholder Capacity. Each Principal Stockholder enters into this Agreement solely in such Principal Stockholder's capacity as the record and/or beneficial owner of the Subject Shares. Nothing in this Agreement shall limit or


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affect any actions taken by partners of any Principal Stockholder in such individual's capacity as an officer or director of Company.

                  Section 5. Stop Transfer. Company agrees with, and covenants to, TWDC and Spinco that Company shall instruct its transfer agent not to register the transfer of any certificate representing any Principal Stockholder's Subject Shares in violation of this Agreement.

                  Section 6. No Ownership Interest. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to vest in either TWDC or Spinco any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to any Subject Shares shall remain and belong to the Principal Stockholders, and neither TWDC nor Spinco shall have any authority to exercise any power or authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct any Principal Stockholders in the voting of any of the Subject Shares, except as otherwise expressly provided in this Agreement.

                  Section 7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (whether by operation of law or otherwise), by any Principal Stockholder or Company, on the one hand, without the prior written consent of TWDC nor by TWDC or Spinco, on the other hand, without the prior written consent of each Principal Stockholder, and any attempt to make any such assignment without such consent shall be null and void, except that TWDC or Spinco may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any of its respective direct or indirect wholly owned Subsidiaries. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8. Termination. This Agreement shall terminate upon the earliest of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that any such termination shall not relieve any party of any liability of such party arising as a result of the intentional breach of this Agreement prior to such termination.

                  Section 9. Additional Matters. Each Principal Stockholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably requested by TWDC from such Principal Stockholder to consummate and make effective, in the most expeditious manner practicable, the Merger, the other transactions contemplated hereby and the Transactions. Each Principal Stockholder shall, and shall cause the record holder of its Subject Shares to, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as TWDC or Spinco may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Merger Agreement.



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                  Section 10. General Provisions.

                  (a) Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the parties hereto and that specifically refers to this Agreement.

                  (b) Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  (c) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt by the parties. All notices hereunder shall be delivered to TWDC in accordance with Section 9.2 of the Merger Agreement and to the Principal Stockholders at their respective addresses set forth on Schedule A hereto.

                  (d) Interpretation. Words herein in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import herein (or in the Merger Agreement or any Ancillary Agreement) shall, unless otherwise stated, be construed to refer to this Agreement (or the Merger Agreement or applicable Ancillary Agreement) taken as a whole (including all of the schedules and exhibits thereto) and not to any particular provision of this Agreement (or the Merger Agreement or such Ancillary Agreement). Section references are to the Sections of this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the Merger Agreement or the applicable Ancillary Agreement) means "including, without limitation," unless the context otherwise requires or unless otherwise specified. Unless expressly stated to the contrary in this Agreement, the Merger Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to February 6, 2006 (or the date of which the Merger Agreement or relevant Ancillary Agreement is first entered into, as the case may be) regardless of any amendment or restatement hereof (or thereof). The parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other parties, it being understood that all the parties need not sign the same counterpart.

                  (f) Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral,


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among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (h) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. The parties hereby (i) submit to the jurisdiction of any federal or state court sitting in the State of Delaware,
(ii) agree not to object to venue in such courts or to claim that such forum is inconvenient and (iii) agree that notice or the service of process in any proceeding shall be properly served or delivered if delivered in the manner contemplated by Section 10(c) hereof. IN ADDITION, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. Without limiting the generality of the foregoing, the parties hereto expressly agree that the obligations of Stockholder set forth in
Section 3 hereof shall be subject to the foregoing provisions of this Section 10(h).

                  (i) Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If of any of the provisions hereof are determined to be invalid or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

                            [SIGNATURE PAGE FOLLOWS]




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                                                                      SCHEDULE A

                  IN WITNESS WHEREOF, TWDC, Spinco, Company and the Principal Stockholders have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                                   THE WALT DISNEY COMPANY



                                   By: /s/ Thomas O. Staggs
                                       -----------------------------------------
                                       Name:  Thomas O. Staggs
                                       Title: Senior Executive Vice President,
                                              Chief Financial Officer



                                   ABC CHICAGO FM RADIO, INC.



                                   By: /s/ David K. Thompson
                                       -----------------------------------------
                                       Name:     David K. Thompson
                                       Title:    Vice President



                                   CITADEL BROADCASTING CORPORATION



                                   By: /s/ Farid Suleman
                                       -----------------------------------------
                                       Name:  Farid Suleman
                                       Title: Chief Executive Officer

                                   FORSTMANN LITTLE & CO.
                                   EQUITY PARTNERSHIP-VI, L.P.



                                   By: /s/ T. Geoffrey McKay
                                       -----------------------------------------
                                       Name:  T. Geoffrey McKay
                                       Title: General Partner



                                   FORSTMANN LITTLE & CO.
                                   EQUITY PARTNERSHIP-VII, L.P.



                                   By: /s/ T. Geoffrey McKay
                                       -----------------------------------------
                                       Name:  T. Geoffrey McKay
                                       Title: General Partner



                                   FORSTMANN LITTLE & CO.
                                   SUBORDINATED DEBT AND
                                   EQUITY MANAGEMENT BUYOUT
                                   PARTNERSHIP-VII, L.P.



                                   By: /s/ T. Geoffrey McKay
                                       -----------------------------------------
                                       Name:  T. Geoffrey McKay
                                       Title: General Partner



                                   FORSTMANN LITTLE & CO.
                                   SUBORDINATED DEBT AND
                                   EQUITY MANAGEMENT BUYOUT
                                   PARTNERSHIP-VIII, L.P.



                                   By: /s/ T. Geoffrey McKay
                                       -----------------------------------------
                                       Name:  T. Geoffrey McKay
                                       Title: General Partner



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